NEWS RELEASE

For Immediate Release:	For Further Information Contact:
April 23, 2015	Media: www.CBI.com
Investors: Christi Thoms-Knox +1 832 513 1200

CB&I Reports 2015 First Quarter Results
Significant year-over-year growth in revenue and earnings

THE WOODLANDS, Texas, Apr. 23, 2015 /PRNewswire/ -- CB&I (NYSE: CBI) today reported net income for the first quarter of $132.2 million, or $1.21 per diluted share, an increase of 40 percent against adjusted net income for the comparable period. Revenues for the first quarter were $3.1 billion, up from $2.9 billion, or 7 percent from the first quarter 2014. New awards for the first quarter totaled $3 billion, which resulted in a backlog of approximately $30 billion.
“CB&I delivered solid first quarter operational and financial performance,” said Philip K. Asherman, CB&I's President and Chief Executive Officer. “Revenues experienced some headwinds due to the effects of the strong dollar on our international work, which comprised nearly 40 percent of our revenues this quarter. We maintain confidence in our guidance for the year supported by the continuing development of LNG projects in North America, petrochemical developments on the Gulf Coast, combined cycle power plants in the U.S., and consistent margin performance from our operating groups.”
CB&I's earnings for the first quarter include stock-based compensation expense of approximately $32 million, or $0.20 per diluted share. Stock-based compensation expense for the remainder of 2015 is expected to be approximately $14 million, or $0.09 per diluted share, per quarter.
CB&I's first quarter results reflect the company’s ability to convert prospects into bookings across its global end markets for each of its business sectors. Noteworthy awards include a third LNG train for the Freeport LNG export terminal, additional fabrication services for our U.S. LNG export facility projects, plant services for a refinery in Texas, a polypropylene technology contract and storage awards for petrochemical developments in the Middle East, storage tanks in South America and Canada, technology and FEED contracts for a delayed coker unit for a refinery in Europe, scope increases from our LNG mechanical erection project in Australia and a variety of technology and fabrication awards globally.
Earnings Conference Call
CB&I will host a webcast on Apr. 23 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results and answer questions from investors. The webcast will be available on the Investor Relations page of www.cbi.com.
About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. With 125 years of experience and the expertise of approximately 54,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.

Important Information For Investors And Shareholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2014, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months
	Ended March 31,
	2015	2014

Revenue	$3,125,745	$2,928,132
Cost of revenue	2,755,574	2,626,730
Gross profit	370,171	301,402
% of Revenue	11.8%	10.3%

Selling and administrative expense	109,101	119,167
% of Revenue	3.5%	4.1%

Intangibles amortization	15,652	16,234
Equity earnings	(4,202)	(4,165)
Other operating expense (income), net	2,822	(384)
Integration related costs	—	8,067
Income from operations	246,798	162,483
% of Revenue	7.9%	5.5%

Interest expense	(22,286)	(18,887)
Interest income	2,048	2,060
Income before taxes	226,560	145,656

Income tax expense	(69,811)	(42,910)
Net income	156,749	102,746

Less: Net income attributable to noncontrolling interests	(24,521)	(13,795)
Net income attributable to CB&I	$132,228	$88,951

Net income attributable to CB&I per share:
Basic	$1.22	$0.83
Diluted	$1.21	$0.82

Weighted average shares outstanding:
Basic	108,197	107,677
Diluted	109,261	109,113

Cash dividends on shares:
Amount	$7,597	$7,559
Per share	$0.07	$0.07

Non-GAAP Supplemental Information
(amounts adjusted to exclude integration related costs) (1)

Adjusted income from operations		$170,550
Adjusted % of Revenue		5.8%

Adjusted net income attributable to CB&I		$94,437
Adjusted net income attributable to CB&I per share (diluted)		$0.87

(1) The exclusion of integration related costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See "Reconciliation of Non-GAAP Supplemental Information" table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended March 31,
	2015		2014

		% of		% of
NEW AWARDS (1), (2)		Total		Total
Engineering & Construction	$1,209,407	40%	$4,494,837	78%
Fabrication Services	927,374	31%	516,729	9%
Technology	77,022	2%	77,446	1%
Capital Services	817,380	27%	708,477	12%
Total	$3,031,183		$5,797,489

		% of		% of
REVENUE (2)		Total		Total
Engineering & Construction	$1,818,586	58%	$1,686,181	58%
Fabrication Services	637,809	21%	671,911	23%
Technology	99,361	3%	102,573	3%
Capital Services	569,989	18%	467,467	16%
Total	$3,125,745		$2,928,132

		% of		% of
INCOME FROM OPERATIONS (2)		Revenue		Revenue
Engineering & Construction	$136,418	7.5%	$84,636	5.0%
Fabrication Services	52,399	8.2%	46,915	7.0%
Technology	48,024	48.3%	34,669	33.8%
Capital Services	9,957	1.7%	4,330	0.9%
Total operating groups	$246,798	7.9%	$170,550	5.8%
Integration related costs	—		(8,067)
Total	$246,798	7.9%	$162,483	5.5%

(1) New awards represent the value of new project commitments received by the Company during a given period, as well as scope growth on existing commitments.

(2) During the three months ended March 31, 2015, we realigned our reportable segments to reflect the present management oversight of our operations. Our maintenance business that was previously reported within our Engineering & Construction operating group (formerly Engineering, Construction & Maintenance) is now reported within our Capital Services operating group (formerly Environmental Solutions), and our engineered products business that was previously reported within our Technology operating group is now reported within our Fabrication Services operating group. Our 2014 segment results were reclassified to reflect the reportable segment realignment.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2015	2014
ASSETS

Current assets	$3,898,210	$3,530,459
Equity investments	137,379	107,984
Property and equipment, net	750,563	771,651
Goodwill and other intangibles, net	4,701,384	4,751,685
Other non-current assets	230,705	219,252
Total assets	$9,718,241	$9,381,031

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and other borrowings	$749,286	$270,738
Other current liabilities	3,838,249	4,051,492
Long-term debt	1,525,128	1,564,158
Other non-current liabilities	619,572	618,340

Shareholders' equity	2,986,006	2,876,303
Total liabilities and shareholders’ equity	$9,718,241	$9,381,031

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Three Months
	Ended March 31,
	2015	2014
CASH FLOWS

Cash flows from operating activities	$(289,871)	$(145,752)
Cash flows from investing activities	(56,879)	(22,026)
Cash flows from financing activities	403,409	152,250
Effect of exchange rate changes on cash and cash equivalents	(60,965)	15,189
Decrease in cash and cash equivalents	(4,306)	(339)
Cash and cash equivalents, beginning of the year	351,323	420,502
Cash and cash equivalents, end of the period	$347,017	$420,163

OTHER FINANCIAL DATA

(Increase) decrease in receivables, net	$(41,175)	$111,885
Change in contracts in progress, net	(330,345)	(422,510)
Decrease in inventory	2,803	10,968
Decrease in accounts payable	(230,152)	(838)
Change in contract capital	$(598,869)	$(300,495)

Depreciation and amortization	$44,309	$45,625
Capital expenditures	$28,978	$26,485

	March 31, 2015	December 31, 2014
Backlog (1)	$29,934,182	$30,363,269

(1) Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

Three Months
Ended March 31,
2014

Adjusted income from operations

Income from operations	$162,483
Integration related costs	8,067
Adjusted income from operations	$170,550
Adjusted % of Revenue	5.8%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$88,951
Integration related costs, net of tax (1)	5,486
Adjusted net income attributable to CB&I	$94,437

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$0.82
Integration related costs, net of tax (1)	0.05
Adjusted net income attributable to CB&I	$0.87

(1) The three month period ended March 31, 2014 includes $8,067 of integration related costs, less the tax impact of $2,581. The per share amount for the three month period is based upon diluted weighted average shares of 109,113.

CONTACT: Media, www.cbi.com, Investors, Christi Thoms-Knox, +1 832 513 1200